EXHIBIT 99.1

The Joint Corp. Reports Second Quarter 2019 Financial Results

- Increases System-Wide Gross Sales 34%, Compared to Q2 2018 -
- Sells 45 Franchise Licenses, Up from 18 in Q2 2018 –
- Opens 15 Clinics, 14 Franchised and 1 Greenfield, Compared to 8 Franchised Clinics in Q2 2018 -

SCOTTSDALE, Ariz., Aug. 08, 2019 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ: JYNT), a national operator, manager and franchisor of chiropractic clinics, reported its financial results for the second quarter ended June 30, 2019.

Second Quarter Highlights: 2019 Compared to 2018

  Increased system-wide sales1 34%, to $52.7 million.
  Achieved comp sales2 of 25%.
  Reached revenue of $11.2 million, up 27%.
  Posted net income of $462,000, an improvement of $513,000.
  Reported Adjusted EBITDA of $1.1 million, an increase of 46%.

Second Quarter 2019 Operating Achievements

  Sold 45 franchise licenses, compared to 18 sold in the second quarter of 2018.  The total number of franchise licenses sold year to date rose to 75, compared to 34 in the first six months of 2018.
  Grew total clinics to 468 at June 30, 2019: 417 franchised and 51 company-owned or managed.
    Opened 14 franchised clinics and closed one franchised clinic, compared to opening eight clinics in the second quarter of 2018.
    Opened one company-owned or managed greenfield clinic and acquired one franchise, compared to acquiring one clinic in the second quarter of 2018.
    Continued to increase the corporate clinic portfolio subsequent to quarter end, opening one greenfield clinic and acquiring five previously franchised clinics. Year to date through August 8, 2019, The Joint opened four greenfields and acquired six previously franchised clinics, bringing the total company-owned or managed portfolio to 57.

1 System-wide sales include sales at all clinics, whether operated by the Company or by franchisees. While franchised sales are not recorded as revenues by the Company, management believes the information is important in understanding the Company’s financial performance, because these sales are the basis on which the Company calculates and records royalty fees and are indicative of the financial health of the franchisee base.

2 Comp sales include the sales from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed, respectively.

“Our second quarter financial and operating results demonstrate our continued accelerating momentum,” said Peter D. Holt, President and Chief Executive Officer of The Joint Corp. “Our improved marketing and operational protocols are growing revenue and generating increased operating leverage. As a result, our increase in comp sales remains at an exceptional pace for small-box retail as we continue to deliver consecutive quarters of positive net income and Adjusted EBITDA. Our regional developer model is accelerating franchise license sales growth, and our hybrid franchise / corporate clinic model enables our capital-light expansion. Pain management growth trends feed the growing acceptance of chiropractic care.  With over 460 clinics, we have just begun to penetrate the overall U.S. chiropractic market, reflecting enormous opportunity to scale our clinics.  We are excited about our future and confident in our ability to continue to drive shareholder value.”

Second Quarter Unaudited Financial Results: 2019 Compared to 2018
Revenue was $11.2 million in the second quarter of 2019, compared to $8.8 million in the second quarter of 2018, up 27%.  The growth is primarily related to a greater number of clinics as well as increased adoption of chiropractic care.

Cost of revenue was $1.3 million, up 24% compared to the second quarter of 2018, reflecting the success of the regional developer (RD) program resulting in higher commissions and royalties related to an increased number of franchised locations sold and opened within RD territories. Selling and marketing expenses were $1.8 million, or 16% of revenue, compared to $1.3 million, or 15% of revenue, in the second quarter of 2018, reflecting the increased local marketing spend associated with the corporate clinic expansion and the extra spend associated with the national franchisee convention held in May. General and administrative expenses were $7.2 million, or 65% of revenue, compared to $5.9 million, or 67% of revenue in the second quarter of 2018. The absolute dollar increase reflects both the corporate clinic expansion as well as increases in employee head count to support growth.  The decrease in general and administrative expenses as a percent of revenue reflects the improving leverage in the operating model.

Net income was $462,000, or $0.03 per diluted share, compared to a net loss of $51,000, or $0.00 per share, in the second quarter of 2018.

Adjusted EBITDA was $1.1 million, an improvement of 44% compared to Adjusted EBITDA of $734,000 in the second quarter last year.  The Company defines Adjusted EBITDA, a non-GAAP measure, as EBITDA before acquisition-related expenses, bargain purchase gain, net (gain)/loss on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses.

Balance Sheet Liquidity
Unrestricted cash was $9.5 million at June 30, 2019, compared to $8.7 million at December 31, 2018, reflecting increased cash flow from operations, partially offset by continued investment in corporate clinic expansion and the development of the new IT platform.

2019 Guidance for Financial Results and Clinic Openings:
Management reiterates the following full year 2019 guidance based on the preliminary financial results:

  Revenue to increase between 26% and 32%, compared to $36.7 million dollars in 2018
  Adjusted EBITDA to grow between 67% and 100%, compared to $2.9 million in 2018
  Franchised clinic openings to range from 70 to 80, compared to 47 in 2018
  Company-owned or managed clinic expansion, through a combination of both greenfields and buybacks, to range from 8 to 12, compared to 1 in 2018

Conference Call
The Joint Corp. management will host a conference call at 5 p.m. ET on Thursday, August 8, 2019, to discuss the second quarter 2019 results. The conference call may be accessed by dialing 765-507-2604 or 844-464-3931 and referencing conference code 9356268. A live webcast of the conference call will also be available on the IR section of the company’s website at https://ir.thejoint.com/events. An audio replay will be available two hours after the conclusion of the call through August 15, 2019. The replay can be accessed by dialing 404-537-3406 or 855-859-2056. The passcode for the replay is 9356268.

Non-GAAP Financial Information

This release includes a presentation of non-GAAP financial measures. System-wide sales include sales at all clinics, whether operated by the Company or by franchisees. While franchised sales are not recorded as revenues by the Company, management believes the information is important in understanding the Company’s financial performance, because these sales are the basis on which the Company calculates and records royalty fees and are indicative of the financial health of the franchisee base. Comp sales include the sales from both company-owned or managed clinics and franchised clinics that in each case have been open at least 13 full months and exclude any clinics that have closed, respectively.
EBITDA and Adjusted EBITDA are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the company’s underlying operating performance and operating trends. Reconciliation of net income (loss) to EBITDA and Adjusted EBITDA is presented in the table below. The company defines Adjusted EBITDA as EBITDA before acquisition-related expenses, bargain purchase gain, net (gain)/loss on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income/(loss) before net interest, tax expense, depreciation, and amortization expenses.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the company’s financial statements filed with the SEC.

Forward-Looking Statements
This press release contains statements about future events and expectations that constitute forward-looking statements, including our expectation relating to the timing of the filing of our Form 10-Q for the quarter ended June 30, 2019. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements, and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our failure to develop or acquire company-owned or managed clinics as rapidly as we intend, our failure to profitably operate company-owned or managed clinics, and the factors described in “Risk Factors” in our Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2018 and as may be described in any “Risk Factors” in subsequently filed Quarterly Reports on Form 10-Q.  Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ: JYNT)
Based in Scottsdale, Arizona, The Joint is an emerging growth company that is reinventing chiropractic care by making quality care convenient and affordable for patients seeking pain relief and ongoing wellness. Its no-appointment policy and convenient hours and locations make care more accessible, and affordable membership plans and packages eliminate the need for insurance. With over 460 clinics nationwide and over 6 million patient visits annually, The Joint is a key leader in the chiropractic profession. For more information, visit http://www.thejoint.com or follow the brand on Twitter, Facebook, YouTube and LinkedIn.

Business Structure
The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Washington, West Virginia and Wyoming, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact: Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com
Investor Contact: Kirsten Chapman, LHA Investor Relations, 415-433-3777, thejoint@lhai.com

-- Financial Tables Follow --

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,
	2019	2018
ASSETS	(unaudited)	(as adjusted)
Current assets:
Cash and cash equivalents	$9,485,212	$8,716,874
Restricted cash	129,220	138,078
Accounts receivable, net	1,033,479	806,350
Notes receivable - current portion	163,573	149,349
Deferred franchise costs - current portion	710,796	611,047
Prepaid expenses and other current assets	887,676	882,290
Total current assets	12,409,956	11,303,988
Property and equipment, net	4,963,037	3,658,007
Operating lease right-of-use asset	10,030,737	-
Notes receivable, net of current portion and reserve	41,683	128,723
Deferred franchise costs, net of current portion	3,485,644	2,878,163
Intangible assets, net	1,975,835	1,634,060
Goodwill	3,225,145	3,225,145
Deposits and other assets	337,379	599,627
Total assets	$36,469,416	$23,427,713

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,199,341	$1,253,274
Accrued expenses	178,949	266,322
Co-op funds liability	129,220	104,057
Payroll liabilities	1,602,916	2,035,658
Notes payable - current portion	1,000,000	1,100,000
Deferred rent - current portion	-	136,550
Operating lease liability - current portion	1,827,233	-
Finance lease liability - current portion	23,075	-
Deferred franchise and regional developer fee revenue - current portion	2,697,669	2,370,241
Deferred revenue from company clinics	2,677,782	2,529,497
Other current liabilities	540,279	477,528
Total current liabilities	11,876,464	10,273,127
Deferred rent, net of current portion	-	721,730
Operating lease liability - net of current portion	9,049,948	-
Finance lease liability - net of current portion	46,826	-
Deferred franchise and regional developer fee revenue, net of current portion	12,652,780	11,239,221
Deferred tax liability	83,294	76,672
Other liabilities	27,230	389,362
Total liabilities	33,736,542	22,700,112
Stockholders' equity:
Series A preferred stock, $0.001 par value; 50,000 shares authorized,
0 issued and outstanding, as of June 30, 2019 and December 31, 2018	-	-
Common stock, $0.001 par value; 20,000,000 shares
authorized, 13,838,016 shares issued and 13,823,346 shares outstanding as of June 30, 2019 and 13,757,200 shares issued and 13,742,530
outstanding as of December 31, 2018	13,838	13,757
Additional paid-in capital	38,779,538	38,189,251
Treasury stock 14,670 shares as of June 30, 2019 and December 31, 2018, at cost	(90,856)	(90,856)
Accumulated deficit	(35,969,746)	(37,384,651)
Total The Joint Corp. stockholders' equity	2,732,774	727,501
Non-controlling Interest	100	100
Total equity	2,732,874	727,601
Total liabilities and stockholders' equity	$36,469,416	$23,427,713

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
		(as adjusted)		(as adjusted)
Revenues:
Revenues from company-owned or managed clinics	$5,777,288	$4,668,638	$11,416,365	$9,474,311
Royalty fees	3,263,530	2,421,185	6,290,346	4,695,173
Franchise fees	447,266	449,144	864,339	797,481
Advertising fund revenue	927,800	687,752	1,819,367	1,346,782
Software fees	377,125	315,910	742,361	623,385
Regional developer fees	200,524	137,412	384,381	261,423
Other revenues	176,446	124,744	332,197	253,194
Total revenues	11,169,979	8,804,785	21,849,356	17,451,749
Cost of revenues:
Franchise cost of revenues	1,198,378	977,782	2,315,431	1,850,550
IT cost of revenues	100,771	73,802	189,659	173,366
Total cost of revenues	1,299,149	1,051,584	2,505,090	2,023,916
Selling and marketing expenses	1,769,368	1,293,663	3,275,356	2,395,967
Depreciation and amortization	404,466	404,975	770,143	792,392
General and administrative expenses	7,227,662	5,867,512	13,780,566	12,136,198
Total selling, general and administrative expenses	9,401,496	7,566,150	17,826,065	15,324,557
Net (gain) loss on disposition or impairment	(18,266)	251,290	86,927	251,678
Income (loss) from operations	487,600	(64,239)	1,431,274	(148,402)

Other income (expense):
Bargain purchase gain	-	30,455	19,298	30,455
Other expense, net	(15,126)	(11,103)	(26,771)	(21,910)
Total other income (expense)	(15,126)	19,352	(7,473)	8,545

Income (loss) before income tax (expense) benefit	472,474	(44,887)	1,423,801	(139,857)

Income tax (expense) benefit	(10,214)	(5,951)	(8,896)	57,404

Net income (loss) and comprehensive income (loss)	$462,260	$(50,838)	$1,414,905	$(82,453)

Less: income (loss) attributable to the non-controlling interest	$-	$-	$-	$-

Net income (loss) attributable to The Joint Corp. stockholders	$462,260	$(50,838)	$1,414,905	$(82,453)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.03	$-	$0.10	$(0.01)
Diluted earnings (loss) per share	$0.03	$-	$0.10	$(0.01)

Basic weighted average shares	13,797,497	13,622,710	13,774,474	13,605,370
Diluted weighted average shares	14,477,007	13,622,710	14,390,320	13,605,370

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Non-GAAP Financial Data:	2019	2018	2019	2018
		(as adjusted)		(as adjusted)
Net income (loss)	$462,260	$(50,838)	$1,414,905	$(82,453)
Net interest	15,126	11,103	26,771	21,910
Depreciation and amortization expense	404,466	404,975	770,143	792,392
Tax expense (benefit)	10,214	5,951	8,896	(57,404)
EBITDA	$892,066	$371,191	$2,220,715	$674,445
Stock compensation expense	178,953	138,987	350,724	346,629
Acquisition related expenses	3,200	3,250	3,200	3,250
Bargain purchase gain	-	(30,455)	(19,298)	(30,455)
Net (gain) loss on disposition or impairment	(18,266)	251,290	86,927	251,678
Adjusted EBITDA	$1,055,953	$734,263	$2,642,268	$1,245,547

THE JOINT CORP. AND SUBSIDIARY AND AFFILIATES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six Months Ended
	June 30,
	2019	2018
		(as adjusted)
Net income (loss)	$1,414,905	$(82,453)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities	1,183,708	1,211,912
Changes in operating assets and liabilities	238,167	(516,249)
Net cash provided by operating activities	2,836,780	613,210
Net cash used in investing activities	(2,206,240)	(366,933)
Net cash provided by financing activities	128,940	141,607
Net increase in cash	$759,480	$387,884